SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 27, 2009
Date of report (Date of earliest event reported)
PIPER JAFFRAY COMPANIES
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

800 Nicollet Mall, Suite 800 Minneapolis, Minnesota	55402

(Address of Principal Executive Offices)	(Zip Code)
(612) 303-6000
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
          On February 2, 2009, Piper Jaffray Companies (the “Company”) reported its financial results for its fourth fiscal quarter and its fiscal year ended December 31, 2008. See the Company’s press release dated February 2, 2009, which is furnished as Exhibit 99.1 hereto.
          The disclosures in Item 4.02 of this Current Report on Form 8-K are incorporated into this Item 2.02 by reference.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
          On January 27, 2009, the Company’s Board of Directors, based upon the recommendation of the Company’s Audit Committee and management, concluded that the Company’s previously issued (i) interim financial statements included in its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2008 and (ii) annual financial statements included in its Annual Reports on Form 10-K for the years ended December 31, 2007 and 2006 (collectively, the “Affected Financial Statements”) and the related reports of its independent registered public accounting firm, Ernst & Young LLP (“E&Y”), should no longer be relied upon.
          The Company has determined in consultation with E&Y that the post-termination provisions for certain equity awards granted in 2008, 2007 and 2006 did not meet the criteria for an in-substance service condition as required by Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment”, which the Company adopted on January 1, 2006. This determination necessitates a restatement of results for 2008, 2007 and 2006 to recognize expense for all of the outstanding affected equity awards in the year in which those awards were deemed to be earned rather than over the three-year vesting period.
          The total expense impact resulting from the revised stock-based compensation treatment is $51.7 million after-tax ($81.5 million pre-tax), which includes the unamortized expense for the outstanding affected equity awards that were granted in 2008, 2007 and 2006 and an accrual for the equity awards related to 2008 compensation that will be granted in February 2009. The total expense was largely non-cash. The cumulative impact on shareholders’ equity is an increase of $29.9 million after-tax, essentially all driven by the deferred tax benefit associated with the increase in expense.
          As a result of the revised stock-based compensation treatment, 2009 and future years’, compensation expense (based on current compensation plans) will reflect all of the cost for annual stock-based awards earned each year. Therefore, compensation expense will more closely match the revenue generated in a particular year. Compensation expense for 2009 will be reduced as a result of the revised stock-based compensation treatment, and will be reflected in a lower compensation ratio of approximately four percentage points, or a goal of approximately 60 percent for 2009.

          Outstanding equity awards will continue to vest on a three-year cliff vesting schedule, and post-termination provisions will continue to apply unaffected by the change in accounting treatment. Performance-based, retention and certain recruiting awards will continue to be amortized over the vesting period.
          The Preliminary Unaudited Results of Operations included in Exhibit 99.1 reflect certain impacts of the restatement on the Affected Financial Statements, based on preliminary unaudited information.
          The Company’s Audit Committee has discussed with E&Y the matters related to the restatement as disclosed in this Item 4.02.

Item 9.01	Financial Statements and Exhibits
          (d) Exhibits
99.1	Press release dated February 2, 2009

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES
Date: February 2, 2009	/s/ Debbra L. Schoneman
Debbra L. Schoneman
Chief Financial Officer